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                                  EXHIBIT 99.1

    CRITICAL PATH AGREES TO ACQUIRE PEERLOGIC, INC., CONSOLIDATING DIRECTORY SERVICES SPACE AND PROVIDING INFRASTRUCTURE TECHNOLOGY THAT TOUCHES ALL ASPECTS
                          OF THE EBUSINESS VALUE CHAIN



    San Francisco (Aug. 8, 2000) -- Critical Path Inc. (Nasdaq: CPTH), the dominant global provider of Business-to-business Internet messaging services, today announced it has signed a definitive agreement to acquire PeerLogic, Inc., a private, San Francisco-based provider of eBusiness infrastructure software. To complete the acquisition, which is anticipated to close in the third quarter of 2000, Critical Path will issue 6.4 million shares of its Common Stock and assume all outstanding PeerLogic options. The transaction will be accounted for as a purchase business combination. "Critical Path's rich set of messaging-enabled services is the ideal infrastructure for secure eBusiness transactions. With PeerLogic, we now offer the mission-critical directory and integration solutions that allow business information to flow between any two points in the electronic economy," said Doug Hickey, Critical Path's CEO. "Our solutions transform diverse IT environments into a cohesive resource for eBusiness. Now we can deliver secure, transactional information from back-end systems through Critical Path's high-availability messaging conduit allowing anyone, anywhere to do electronic business in a faster, easier, and more secure environment," said Dan Gregerson, CEO of PeerLogic. Critical Path and PeerLogic are both leading forces in the global distributed directory marketplace. This combination will undoubtedly establish Critical Path as a clear leader in this vital sector. PeerLogic's recent trusted third-party system wins include major offerings from organizations like EDS, PricewaterhouseCoopers and Britain's Royal Mail-the first government sponsored, countrywide security infrastructure supporting eBusiness. Trusted third-party services will secure a multi-trillion dollar electronic economy during the next few years. With existing relationships with the national postal services in Germany, Denmark, Finland, Ireland, Italy, The Netherlands and Sweden and significant meta-directory customers including The Associates and BNP Paribas, Critical Path is now solidly positioned to play a central role in building that future. "Directories are at the core of nearly every information exchange on the Internet and have become the cornerstone of eBusiness and messaging infrastructure," said Larry Gauthier, senior analyst of The Burton Group. "This acquisition complements Critical Path's existing strengths at a time when companies are increasingly demanding complete end-to-end communication solutions."

    Key Acquisition Benefits

       - Company expects transaction to be accretive to 2001 consensus estimates for revenue and earnings per share. Acquisition does not impact commitment to fourth quarter 2000 profitability.

       - Consolidates complementary technologies in the directory services marketplace and creates an extraordinary position in the eBusiness value chain.


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       - Complements and accelerates Critical Path's business model by providing additional scale and market presence in secure end-to-end messaging.

       - Introduces Critical Path and PeerLogic to their respective partners, distributors and customers such as Verisign, Baltimore and Entrust; Royal Mail/ViaCode and many of the world's national postal authorities; PricewaterhouseCoopers, KMPG, Worldcom; and others, creating new and diversified revenue opportunities.

       - Integrates PeerLogic's Smart Application Network capabilities to secure the flow of business information, even over wireless networks.

    PeerLogic Directory Services Accelerate Critical Path's Secure Messaging Strategy PeerLogic's LiveContent DIRECTORY(TM) is a scaleable, high-performance, high-capacity, comprehensive LDAP directory system fulfilling messaging, security, public key infrastructure (PKI), and corporate information requirements in stand alone and distributed directory environments. LiveContent DIRECTORY(TM) is widely regarded as one of the leading directory servers supporting global security services due to its reliability and ability to support millions of entries. Combining this directory services technology with Critical Path's InJoin(TM) Directory Server and InJoin(TM) Meta-Directory engine creates the most comprehensive, scaleable directory services solution available. In global eBusiness, digital signature technology is the de-facto standard, the dependency of every transaction being the rapid authentication of all parties via PKI certificates. PeerLogic's LiveContent DIRECTORY has a proven ability to store a vast number of PKI certificates on a globally distributed network without compromising the speed of transaction. Complementing, Critical Path's InJoin Directory Server, PeerLogic's directory also interoperates with the major PKI technology providers including Verisign, Entrust, Baltimore, and Xcert, ensuring easy and rapid implementation of a PKI Certificate infrastructure. Two recent PeerLogic customer wins that validate the extraordinary market opportunity for directory services and the robust, scaleable nature of it's LiveContent DIRECTORY, include the beTRUSTed initiative from PricewaterhouseCoopers and Britain's Royal Mail/ViaCode service:


       - PricewaterhouseCoopers (PwC) has chosen PeerLogic's LiveContent DIRECTORY(TM) as the certificate repository for their Web security unit, beTRUSTed, a new initiative targeting major organizations that require high levels of security during online B2B transactions through the issuance of third-party digital certificates. Customers will include financial service and telecommunication companies, as well as Fortune 2000 companies that engage in high-volume transactions. PwC projects that PeerLogic's LiveContent DIRECTORY could ultimately store more than 50 million certificates, positioning it as potentially the largest directory deployment in the world.

       - Britain's Royal Mail, which established the world's mail delivery standard 350 years ago, is now enabling secure eBusiness services using PeerLogic LiveContent DIRECTORY(TM) software as the security infrastructure for ViaCode, its global business service. Royal Mail/ViaCode uses digital certificate security to authorize transactions after rigorous proof of identity is established. LiveContent DIRECTORY is the strategic component in the Royal Mail/ViaCode offering that


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         stores and manages the digital signatures and certificates, providing the point of access into the trusted third party service.

    Leveraging eBusiness through Smart Application Messaging Critical Path's rich set of messaging-enabled services provides a comprehensive infrastructure for secure eBusiness transactions. With PeerLogic, Critical Path can now offer the mission-critical solutions that allow business information to flow between any two points in the electronic economy. By joining forces with PeerLogic and its LiveContent Suite of application integration solutions, Critical Path will be able to empower any corporation, regardless of its IT platform, database or directory services environment, with the ability to join disparate business data and communications applications into one end-to-end messaging solution.

    About PeerLogic, Inc.

    PeerLogic, Inc. creates smart application networks for eBusiness. Smart application networks provide the infrastructure that allows businesses to automate eBusiness transactions using all corporate data assets. PeerLogic delivers enterprise application integration solutions that maximize the eBusiness relationships of more than 1,000 companies worldwide. Leading international firms rely on PeerLogic to safely extend IT investments to the Internet economy. Among the over 1,000 customers in over 40 countries that rely on PeerLogic's products are: Allied Signal, British Telecom, BNP Paribas, Chase Manhattan, Citigroup, EDS, Express Scripts, Royal Mail/ViaCode, Verizon (formerly Bell Atlantic), Vodafone, and VW of North America.

    About Critical Path, Inc.

    Critical Path, Inc. (Nasdaq: CPTH) is the dominant global provider of complete end-to-end Internet messaging and collaboration solutions for wireless, Internet-centric, telecommunication and corporate businesses. Through its allsourcing strategy, Critical Path is the only advanced messaging provider to offer businesses the flexibility to outsource, midsource or insource all or part of their messaging and collaboration applications. Critical Path has built an industry-leading global infrastructure with data centers connected to key Internet exchange points. Critical Path's technology currently reaches more than 25 million end-users through its customer relationships including more than 25 million wireless devices. Critical Path provides reliable, secure, and scalable e-mail and a flexible suite of enhanced messaging services to partners such as E*TRADE, CompuServe, Network Solutions, U S West, Sprint, France Telecom, British Telecommunications, and ICQ. Critical Path is headquartered in San Francisco, with offices in locations nationwide and in Germany, England, Ireland, France, Italy, Switzerland, Japan, Brazil and Argentina. More information on Critical Path can be found at www.cp.net.

                                      # # #

    Critical Path and the Critical Path logo are the trademarks of Critical Path, Inc. All other trademarks are the property of their holders.

    This press release contains forward-looking statements. These statements maybe identified by the use of words such as "believes," "expects," "anticipates," "intends," and "plans."


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    Actual results may differ materially from those anticipated in these forward-looking statements. These forward-looking statements are based on current expectations that are subject to risks and uncertainties, including those relating to the possible inability to complete the acquisition as scheduled or at all. These risks and uncertainties include those that exist with Critical Path's and Peer Logic's respective business operations. These risks and uncertainties also include those that relate to the proposed acquisition including risks that integration of the operations, technologies and products of the combined companies might not occur as anticipated, that management attention might be diverted from day-to-day business activities of both companies during the period through the closing and thereafter, and that greater than normal employee turnover might occur prior to and after the closing. Whether or not the proposed acquisition closes, actual results of Critical Path, including Critical Path's results of operations, may differ materially from historical results and our expectations of future results. For a more detailed description of the risks related to Critical Path, please refer to Critical Path's annual report of Form 10-K and the other reports that Critical Path files from time to time with the SEC.


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